UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2014

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2014, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Ferro Corporation, an Ohio corporation (the "Company"), awarded a new service-based retention grant of 100,000 restricted stock units (the "Retention Grant") to Peter T. Thomas, the Company’s President and Chief Executive Officer. The Retention Grant, provided under the Company’s 2013 Omnibus Incentive Plan (the "Omnibus Plan"), is being made in recognition of the fact that Mr. Thomas’s original retention grant of 148,698 cash-settled, service-based restricted stock units for leading the Company after the departure of the Company’s former Chief Executive Officer has now been earned by Mr. Thomas (in November 2014).

Since he was appointed interim President and Chief Executive Officer effective November 12, 2012, and President and Chief Executive Officer effective April 24, 2013, Mr. Thomas has provided strong leadership for the Company and directly contributed to the Company’s financial and operational success. To address concerns as to whether Mr. Thomas might retire from the Company in the next three years, the Committee has designed the Retention Grant to incentivize Mr. Thomas to remain in his current offices through December 29, 2017, where the Committee expects him to continue to provide strong leadership for the Company.

Under the terms of the Retention Grant, Mr. Thomas is generally eligible to earn 100,000 restricted stock units (each of which represents the right to receive one share of the Company’s common stock, par value $1.00 per share, upon settlement) if he remains employed by the Company or an applicable subsidiary or affiliate until December 29, 2017. Mr. Thomas will not be entitled to any dividend equivalent rights with respect to the award, and the award is subject to recoupment for detrimental activity by Mr. Thomas, as specified in the award agreement, and under the Company’s clawback policies in effect from time to time.

The Retention Grant generally will be subject to accelerated vesting in full if Mr. Thomas is involuntarily terminated due to death, disability or without "cause" (as defined in the Company’s Executive Separation Policy) or if Mr. Thomas terminates his employment for "good reason" (also as defined in the Company’s Executive Separation Policy). The treatment of the award in the event of a "change of control" of the Company (as defined in the Omnibus Plan) will be as provided in the Omnibus Plan.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number: 10.1
Description: Terms of Retention Restricted Stock Units Award for Mr. Thomas

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

December 30, 2014	By:	Mark H. Duesenberg

Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Terms of Retention Restricted Stock Units Award for Mr. Thomas